EXHIBIT 32.1

Section 1350 Certifications

Blake Insomnia Therapeutics, Inc.

Pursuant to Section 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Blake Insomnia Therapeutics, Inc., a Nevada corporation (the "Company"), does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter ended November 30, 2016 (the "Form 10-Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 17, 2017	By:	/s/ BIRGER JAN OLSEN
BIRGER JAN OLSEN Principal Executive Officer and Principal Financial Officer